Exhibit 99.1

2U, Inc. Reports Second Quarter 2019 Financial Results

LANHAM, Md. — July 30, 2019 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the second quarter ended June 30, 2019.

Second Quarter 2019 Results

•                  Revenue was $135.5 million, an increase of 39% from $97.4 million in the second quarter of 2018, despite the $3.3 million unfavorable impact from a deferred revenue fair value purchase accounting adjustment in the second quarter of 2019.

•                  Net loss was $(28.0) million, or $(0.46) per share, compared to $(18.3) million, or $(0.33) per share, in the second quarter of 2018.

•                  Adjusted net loss was $(25.8) million, or $(0.43) per share, compared to $(10.3) million, or $(0.19) per share, in the second quarter of 2018.

•                  Adjusted EBITDA loss was $(15.0) million, compared to $(5.6) million in the second quarter of 2018.

“With the close of our Trilogy acquisition, 2U’s business is evolving to better meet marketplace demand and the transforming needs of our university partners and lifelong learners,” Co-Founder and CEO Christopher “Chip” Paucek said. “As we deliver our full portfolio of educational offerings to new and existing partners, we are also setting 2U on a defined path to profitability by tempering short-term growth projections and leveraging our scale to drive greater operational efficiencies across the business.”

Recent Developments

2U recently announced the following:

•                  July 30, 2019: 2U today announced a 10-year contract extension with the University of Cape Town to deliver new short courses across the university.

•                  July 30, 2019: 2U today announced a new partnership with Butler University to deliver a Trilogy-powered data analytics boot camp.

•                  July 29, 2019: A new partnership with the University of Texas at San Antonio to deliver a Trilogy-powered coding boot camp.

•                  July 18, 2019: A new partnership with Johns Hopkins Whiting School of Engineering to deliver a Trilogy-powered coding boot camp.

•                  July 2, 2019: A new partnership with the University of Manchester to deliver a Trilogy-powered coding boot camp.

•                  June 26, 2019: A new partnership with the University of Adelaide to deliver a Trilogy-powered coding boot camp.

•                  June 21, 2019: 2U was named a top workplace by The Washington Post for the fifth consecutive year.

•                  June 13, 2019: A new partnership with the University of Birmingham to deliver a Trilogy-powered coding boot camp. It is the first coding boot camp in the UK to be offered by a university.

•                  June 3, 2019: 2U announced Ebony Lee would join the company as its managing director for graduate programs to oversee the execution and growth of the graduate program business.

•                  May 22, 2019: The completion of 2U’s acquisition of Trilogy Education Services, Inc., a workforce accelerator that empowers the world’s leading universities to prepare professionals for high-growth careers in the digital economy. The combined company will expand 2U’s offerings across the career curriculum continuum.

•                  May 16, 2019: A new partnership with the University of Western Australia to deliver a Trilogy-powered coding boot camp.

•                  May 14, 2019: A new partnership with the University of Connecticut School of Engineering to deliver a Trilogy-powered coding boot camp.

•                  May 8, 2019: An expansion of a partnership with UC Davis Graduate School of Management to deliver two online short courses in leadership and strategic negotiations.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for the third quarter and full-year of 2019. This guidance assumes foreign currency exchange rates as of June 30, 2019 remain constant, including the U.S. dollar/South African rand and the U.S. dollar/British pound.

	3Q 2019	FY 2019
(in millions, except per share amounts)
Revenue	$147.6 - $152.6	$565.7 - $575.7
Net loss	$(69.3) - $(66.3)	$(157.5) - $(151.5)
Net loss per share	$(1.10) - $(1.05)	$(2.57) - $(2.47)
Adjusted net loss	$(33.8) - $(30.8)	$(76.9) - $(70.9)
Adjusted net loss per share	$(0.53) - $(0.49)	$(1.25) - $(1.16)
Weighted-average shares of common stock outstanding, basic	63.2	61.3
Adjusted EBITDA (loss)	$(18.4) - $(15.4)	$(28.0) - $(22.0)
Stock-based compensation expense	$18.9 - $19.9	$56.0 - $58.0

The revenue reflected in this guidance includes a deferred revenue fair value purchase accounting adjustment related to the Trilogy acquisition. Adding back revenue eliminated as a part of purchase accounting, our revenue guidance ranges would be $153.6 million to $158.6 million and $576.9 million to $586.9 million for the third quarter and full year, respectively.

In giving third quarter and full-year guidance, the Company’s expectations for the fourth quarter are implied. Note that the cost seasonality driven by reduced marketing spend during the holiday period in the fourth quarter typically improves margins in that quarter; fourth quarter margins therefore should not be viewed as a run rate for the first quarter of the following year.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA (loss), adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs (including, as applicable, advisory fees and integration and restructuring expenses) and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs (including, as applicable, advisory fees and integration and restructuring expenses) and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

As of the date of this earnings release, we revised our definition of adjusted EBITDA and adjusted net income (loss) to exclude the impact of the deferred revenue fair value adjustments in connection with the acquisition of Trilogy. Business combination accounting guidance requires the write down of deferred revenue in conjunction with the acquisition. We included these revenues in adjusted EBITDA because they related to a specific transaction and are reflective of our ongoing financial performance.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. These non-GAAP measures are key metrics Company management uses to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables at the end of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

What:	2U, Inc.’s second quarter 2019 financial results conference call
When:	Tuesday, July 30, 2019
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 250 digital and in-person educational offerings, including graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 150,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the acquisition of Trilogy and future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•                  trends in the higher education market and the market for online education, and expectations for growth in those markets;

•                  the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•                  our ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•                  our expectations about the potential benefits of our cloud-based software-as-a-service, or SaaS, technology and technology-enabled services to university clients and students;

•                  our dependence on third parties to provide certain technological services or components used in our platform;

•                  our ability to meet the anticipated launch dates of our graduate programs, short courses and boot camps;

•                  our expectations about the predictability, visibility and recurring nature of our business model;

•                  our ability to acquire new university clients and expand our graduate programs, short courses and boot camps with existing university clients;

•                  our ability to successfully integrate the operations of Get Educated International Proprietary Limited, or GetSmarter, and Trilogy Education Services, Inc., or Trilogy, achieve the expected benefits of the acquisitions and manage, expand and grow the combined company;

•                  our ability to service our substantial indebtedness and comply with the financial and other restrictive covenants contained in the credit agreement governing our senior secured term loan facility;

•                  our ability to execute our growth strategy in the international, undergraduate and non-degree alternative markets;

•                  our ability to continue to acquire prospective students for our graduate programs, short courses and boot camps;

•                  our ability to affect or increase student retention in our graduate programs;

•                  our ability to attract, hire and retain qualified employees;

•                  our expectations about the scalability of our cloud-based platform;

•                  our expectations regarding future expenses in relation to future revenue;

•                  potential changes in regulations applicable to us or our university clients; and

•                  our expectations regarding the amount of time our cash balances and other available financial resources will be sufficient to fund our operations.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as amended and supplemented by risks and uncertainties under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other reports filed with the Securities and Exchange Commission. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Molly Forman, 2U, Inc., mforman@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$218,723	$449,772
Restricted cash	14,761	—
Investments	—	25,000
Accounts receivable, net	71,578	32,636
Prepaid expenses and other assets	43,136	14,272
Total current assets	348,198	521,680
Property and equipment, net	57,464	52,299
Right-of-use assets	36,463	—
Goodwill	488,747	61,852
Amortizable intangible assets, net	339,269	136,605
University payments and other assets, non-current	61,606	34,918
Total assets	$1,331,747	$807,354
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$66,468	$27,647
Accrued compensation and related benefits	21,472	23,001
Deferred revenue	54,600	8,345
Lease liability	6,277	—
Other current liabilities	10,329	9,487
Total current liabilities	159,146	68,480
Long-term debt	245,451	3,500
Deferred tax liabilities, net	6,440	6,949
Lease liability, non-current	58,924	—
Other liabilities, non-current	737	23,416
Total liabilities	470,698	102,345
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 63,231,376 shares issued and outstanding as of June 30, 2019; 57,968,493 shares issued and outstanding as of December 31, 2018	63	58
Additional paid-in capital	1,161,321	957,631
Accumulated deficit	(293,692)	(244,166)
Accumulated other comprehensive loss	(6,643)	(8,514)
Total stockholders’ equity	861,049	705,009
Total liabilities and stockholders’ equity	$1,331,747	$807,354

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$135,461	$97,423	$257,695	$189,711
Costs and expenses
Curriculum and teaching	13,308	6,007	20,009	10,314
Servicing and support	23,993	17,297	44,167	32,530
Technology and content development	26,043	15,235	45,837	29,075
Marketing and sales	89,749	58,376	166,710	111,434
General and administrative	28,408	22,480	51,431	44,349
Total costs and expenses	181,501	119,395	328,154	227,702
Loss from operations	(46,040)	(21,972)	(70,459)	(37,991)
Interest income	1,814	912	4,163	1,254
Interest expense	(2,424)	(27)	(2,479)	(54)
Other expense, net	(13)	(825)	(383)	(1,220)
Loss before income taxes	(46,663)	(21,912)	(69,158)	(38,011)
Income tax benefit	18,691	3,565	19,632	4,793
Net loss	$(27,972)	$(18,347)	$(49,526)	$(33,218)
Net loss per share, basic and diluted	$(0.46)	$(0.33)	$(0.83)	$(0.62)
Weighted-average shares of common stock outstanding, basic and diluted	60,516,662	54,981,192	59,334,246	53,840,582
Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	2,243	(14,178)	1,871	(9,546)
Comprehensive loss	$(25,729)	$(32,525)	$(47,655)	$(42,764)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(49,526)	$(33,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	24,351	14,783
Stock-based compensation expense	19,551	16,131
Non-cash lease expense	5,264	—
Bad debt expense	993	—
Changes in operating assets and liabilities:
Accounts receivable, net	(25,548)	(35,932)
Payments to university clients	(20,060)	(8,923)
Prepaid expenses and other assets	(8,796)	(3,705)
Accounts payable and accrued expenses	18,081	10,207
Accrued compensation and related benefits	(5,964)	(1,998)
Deferred revenue	15,849	24,086
Other liabilities, net	(23,056)	(2,854)
Other	912	1,221
Net cash used in operating activities	(47,949)	(20,202)
Cash flows from investing activities
Purchase of a business, net of cash acquired	(387,815)	—
Additions of amortizable intangible assets	(32,430)	(40,039)
Purchases of property and equipment	(8,139)	(5,124)
Purchase of equity interests	(5,000)	—
Proceeds from maturities of investments	25,000	—
Advances made to university clients	(100)	(100)
Advances repaid by university clients	200	—
Other	4	—
Net cash used in investing activities	(408,280)	(45,263)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	330,862
Proceeds from exercise of stock options	2,380	4,793
Proceeds from debt	243,726	—
Tax withholding payments associated with settlement of restricted stock units	(2,558)	(3,407)
Payments for acquisition of amortizable intangible assets	(1,283)	—
Payment of debt issuance costs	(1,953)	—
Net cash provided by financing activities	240,312	332,248
Effect of exchange rate changes on cash	(371)	(1,319)
Net (decrease) increase in cash, cash equivalents and restricted cash	(216,288)	265,464
Cash, cash equivalents and restricted cash, beginning of period	449,772	223,370
Cash, cash equivalents and restricted cash, end of period	$233,484	$488,834

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except share and per share amounts)
Net loss	$(27,972)	$(18,347)	$(49,526)	$(33,218)
Adjustments:
Foreign currency loss	13	825	383	1,220
Amortization of acquired intangible assets	5,341	1,597	6,767	3,277
Income tax benefit on amortization of acquired intangible assets	(381)	(438)	(772)	(898)
Acquisition-related income tax benefit	(19,262)	(2,987)	(19,262)	(2,987)
Deferred revenue fair value adjustment	3,352	—	3,352	—
Transaction costs	3,093	—	5,024	—
Stock-based compensation expense	9,967	9,009	19,551	16,131
Total adjustments	2,123	8,006	15,043	16,743
Adjusted net loss	$(25,849)	$(10,341)	$(34,483)	$(16,475)
Net loss per share, basic and diluted (1)	$(0.46)	$(0.33)	$(0.83)	$(0.62)
Adjusted net loss per share, basic and diluted (1)	$(0.43)	$(0.19)	$(0.58)	$(0.31)
Weighted-average shares of common stock outstanding, basic and diluted	60,516,662	54,981,192	59,334,246	53,840,582

(1)         The Company computes net income (loss) per share and/or adjusted net income (loss) per share using diluted weighted-average shares of common stock outstanding for periods which result in net income and/or adjusted net income, and uses basic weighted-average shares of common stock outstanding for periods which result in net loss and/or adjusted net loss.

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)
Net loss	$(27,972)	$(18,347)	$(49,526)	$(33,218)
Adjustments:
Interest income	(1,814)	(912)	(4,163)	(1,254)
Interest expense	2,424	27	2,479	54
Foreign currency loss	13	825	383	1,220
Depreciation and amortization expense	14,653	7,408	24,351	14,783
Income tax benefit	(18,691)	(3,565)	(19,632)	(4,793)
Deferred revenue fair value adjustment	3,352	—	3,352	—
Transaction costs	3,093	—	5,024	—
Stock-based compensation expense	9,967	9,009	19,551	16,131
Total adjustments	12,997	12,792	31,345	26,141
Adjusted EBITDA (loss)	$(14,975)	$(5,555)	$(18,181)	$(7,077)

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the Company, for each of the periods indicated:

	Three Months Ending September 30, 2019		Year Ending December 31, 2019
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(67,800)	$(1.07)	$(154,450)	$(2.52)
Foreign currency loss	—	—	375	0.01
Amortization of acquired intangible assets	10,550	0.17	27,875	0.45
Income tax benefit on amortization of acquired intangible assets	(425)	(0.01)	(1,650)	(0.03)
Acquisition-related income tax benefit	—	—	(19,275)	(0.31)
Transaction costs	—	—	5,025	0.08
Deferred revenue fair value adjustment	5,925	0.09	11,150	0.18
Stock-based compensation expense	19,450	0.31	57,025	0.93
Adjusted net loss	(32,300)	(0.51)	(73,925)	(1.21)
Interest income	(800)	*	(5,350)	*
Interest expense	5,725	*	13,925	*
Depreciation and amortization expense	10,150	*	39,125	*
Income tax expense	350	*	1,175	*
Adjusted EBITDA (loss)	$(16,875)	$ *	$(25,050)	$ *
Projected weighted-average shares of common stock outstanding, basic		63,225		61,300

*                                         Not provided.

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Graduate Program Segment for the last eight quarters.

	Q3 ‘17	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18	Q1 ‘19	Q2 ‘19
Graduate Program Segment full course equivalent enrollments	24,062	27,082	29,770	30,548	32,665	34,695	39,512	39,180

Graduate Program Segment average revenue per full course equivalent enrollment	$2,740	$2,758	$2,706	$2,658	$2,747	$2,792	$2,637	$2,588

Alternative Credential Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Alternative Credential Segment for the last eight quarters.

	Q3 ‘17*	Q4 ‘17	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18	Q1 ‘19	Q2 ‘19**
Alternative Credential Segment full course equivalent enrollments	4,079	6,751	6,002	8,222	8,937	9,041	9,128	12,662

Alternative Credential Segment average revenue per full course equivalent enrollment	$1,232	$1,777	$1,954	$1,972	$1,930	$2,015	$1,979	$2,955

*                                         We acquired GetSmarter on July 1, 2017 and GetSmarter’s results of operations are included in our results from the date of acquisition. As such, GetSmarter will impact the full course equivalent enrollment measures for our Alternative Credential Segment from the acquisition date forward. The calculation of the Alternative Credential Segment’s average revenue per full course equivalent enrollment includes $0.7 million of revenue that was excluded from the results of operations in the third quarter of 2017, due to a deferred revenue fair value purchase accounting adjustment recorded as part of the acquisition of GetSmarter.

**                                  We acquired Trilogy on May 22, 2019 and Trilogy’s results of operations are included in our results from the date of acquisition. As such, Trilogy will impact the full course equivalent enrollment measures for our Alternative Credential Segment from the acquisition date forward. The calculation of the Alternative Credential Segment’s average revenue per full course equivalent enrollment includes $3.3 million of revenue that was excluded from the results of operations in the second quarter of 2019, due to a deferred revenue fair value purchase accounting adjustment recorded as part of the acquisition of Trilogy.